Exhibit 10.1

SECURED CONVERTIBLE PROMISSORY NOTE FORBEARANCE AGREEMENT

THIS SECURED CONVERTIBLE PROMISSORY NOTE FORBEARANCE AGREEMENT (the “Agreement”), dated as of January 29, 2020, is made by and among Globe Photos, Inc.., a Delaware corporation (the “Company”), and Falcon Capital Partners Limited, as the authorized Collateral Agent (“Agent”) for holders (each a “Noteholder” and collectively, the “Noteholders”) of the Company’s Secured Convertible Promissory Notes (each a “Note” and collectively, the “Notes”) pursuant to that certain Collateral Agency Agreement, dated effective as of January 22, 2020, by and among Agent and such Noteholders (the “Collateral Agency Agreement”).

RECITALS:

WHEREAS, the Company has requested that it be given additional time to repay the Notes beyond the current maturity date of October 31, 2019 and has proposed terms upon which the maturity date could be extended; and

WHEREAS, the parties hereto have agreed to enter into this Agreement on the terms and conditions set forth below.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Agent on behalf of the Noteholders hereby agree as follows:

1.                Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Notes.

2.	Forbearance.

2.1.           Forbearance Period. Agent agrees on behalf of the Noteholders to, at all times during the Forbearance Period (as defined below), forbear from exercising any of the Noteholders’ rights and remedies (the “Remedies”) as a result of the Notes not being paid in full on the maturity date of October 31, 2019; it is understood and agreed by the Company, however, that such forbearance is limited to the Forbearance Period and does not constitute a waiver of any rights and remedies of Agent on behalf of the Noteholders under Section 6 of the Notes (collectively, the “Remedies”), with all such Remedies being expressly reserved and preserved hereby. As used herein, the term “Forbearance Period” means that period of time commencing as of January 29, 2020 and continuing until the earliest of (a) 11:59 p.m. on April 29, 2020, or (b) the commencement of any insolvency proceeding described in Sections 5(c) or 5(d) of the Notes (such earliest date being the “Forbearance Termination Date”).

2.2.           Termination of Forbearance Period. Upon the occurrence of the Forbearance Termination Date, any agreement to forbear hereunder shall immediately and automatically terminate without the requirement of any demand, presentment or notice of any kind and Agent may, at any time thereafter, proceed to exercise any and all Remedies.

2.3.           Forbearance Covenants and Conditions. In addition to and without limitation of any other term or condition set forth herein, and as a condition of the forbearance set forth herein, the Company hereby amends and restates Exhibit “A” of the Notes to read in its entirety as set forth in Appendix 1 attached hereto and made a part hereof.

3.	General Provisions.

3.1.           Authority as Collateral Agent. Agent represents and warrants to the Company that it has full right, power, and authority to execute, deliver and perform the obligations under this Agreement and otherwise act as the authorized collateral agent for each of the Noteholders that have executed the Collateral Agency Agreement.

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3.2.           Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.

3.3.           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

3.4.           Full Force and Effect. Subject only to the forbearances set forth herein, the Notes shall remain in full force and effect and shall continue to be valid, enforceable and legally binding on the parties thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Secured Convertible Promissory Note Forbearance Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GLOBE PHOTOS, INC.

By: /s/ Stuart Scheinman
Name: Stuart Scheinman
Title: Chief Executive Officer

Falcon Capital PARTNERS Limited

By: /s/ Wilson Rondini
Name: Wilson Rondini
Title: Managing Partner

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Appendix 1

Exhibit “A”

Collateral

The “Collateral” consists of all personal property of Maker whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)        all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), Intellectual Property and other general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), commercial tort claims, documents, inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), contract rights or rights to payment of money, leases, license agreements, franchise agreements, letter of credit rights (whether or not the letter of credit is evidenced by a writing), money, cash, financial assets, and all of Maker’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b)        any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the Nevada Uniform Commercial Code, as amended or supplemented from time to time.

“Intellectual Property” means all of Maker’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents; all trade secrets, all design rights, claims for damages by way of past, present and future infringement of any of the rights included above, all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Maker connected with and symbolized by such trademarks.

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